Exhibit 32

                          CAROLINA NATIONAL CORPORATION
                Certifications Pursuant to 18 U.S.C. Section 1350


The undersigned, who is the chief executive officer of Carolina National Corporation, hereby certifies that, to the best of his knowledge, the accompanying Form 10-QSB of the issuer fully complies with the requirements of
Section 13(a)or 15(d) of the Securities Exchange Act of 1934, and that information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the issuer.




Date: May 13, 2004                    /s/Roger B. Whaley
--------------------                    ---------------------------------------
                                         Roger B. Whaley
                                         Chief Executive Officer and Chief
                                           Financial Officer